EXHIBIT 3.151

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BRANDYWINE BYBERRY LP

          This Certificate of Limited Partnership of Brandywine Byberry LP (the “Partnership”) has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C.§17-101, et seq. to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Act”).

          1.      Name. The name of the limited partnership formed is Brandywine Byberry LP.

          2.      Registered Office. The address of the registered office of the Partnership in the State of Delaware, County of New Castle, is c/o PHS Corporate Services, Inc., 1313 North North Market Street, Suite 5100, Wilmington, Delaware 19801.

          3.      Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is PHS Corporate Services, Inc., 1313 North Market Street, Suite 5100, Wilmington, Delaware 19801.

          4.      General Partners. The name and mailing address of the general partner of the Partnership is:

Brandywine Byberry LLC
401 Plymouth Road
Suite 500
Plymouth Meeting, Pennsylvania 19462

          5.      Limitation of Liability. Pursuant to § 17-218 of the Act, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series of the Partnership shall be enforceable only against the assets of such series and not against the assets of the Partnership generally, any other series thereof, or any general partner not associated with such series.

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:53 PM 01/31/2005
Filed 02:53 PM 01/31/2005
SRV 050076877 – 3919695 FILE

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          IN WITNESS WHEREOF, the undersigned general partners have duly executed this Certificate of Limited Partnership as of this 31st day of January, 2005.

BRANDYWINE BYBERRY LLC

By:	BRANDYWINE OPERATING PARTNERSHIP, L.P., Its Sole Member

By:	BRANDYWINE REALTY TRUST,
Its General Partner

/s/ Gerard H. Sweeney

By:	Gerard H. Sweeney
Title:	President and Chief Executive Officer

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BRANDYWINE BYBERRY LLC
401 PLYMOUTH ROAD, SUITE 500
PLYMOUTH MEETING, PENNSYLVANIA 19462

CONSENT TO USE OF NAME

          Brandywine Byberry LLC, a limited liability company organized under the laws of the State of Delaware, hereby consents to the organization of Brandywine Byberry LP in the State of Delaware.

          IN WITNESS WHEREOF, the said Brandywine Byberry LLC has caused this consent to be executed by its general partner, this 31st day of January, 2005.

BRANDYWINE OPERATING PARTNERSHIP, L.P., Its Sole Member

By: BRANDYWINE REALTY TRUST,
Its General Partner

/s/ Gerard H. Sweeney

By: Gerard H. Sweeney
Title: President and Chief Executive Officer